EXHIBIT 10.33

EMPLOYMENT AGREEMENT
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THIS AGREEMENT entered into this 18th day of October, 2012 and effective October 1, 2012 (the “Effective Date”), in Broward County, Florida, by and between RedFin Network, Inc., a Nevada corporation, with corporate offices at 1500 W. Cypress Creek Rd., Suite 411, Fort Lauderdale, FL 33309. (hereinafter referred to as "Employer") and, Jeffrey L. Schultz an individual, residing at _____________ (hereinafter referred to as "Employee"); (hereinafter sometimes collectively referred to as “Parties” or singularly as “party”).

WHEREAS, the Employer is a valued added provider of payment transaction processing solutions marketed to and utilized by traditional brick and mortar, and Internet e-commerce merchants, with a focus on businesses requiring mobile or wireless payment solutions and hardware to conduct business.

WHEREAS, the Employee has been employed by the Employer and served as its Chief Executive Officer since January 2005.

WHEREAS, the Parties are a party to that certain Employment Agreement dated October 1, 2009 (the “Prior Employment Agreement”), the term of which such Prior Employment Agreement expires on October 1, 2012.

WHEREAS, incident to the performance of Employee's duties for Employer, Employee will occupy a position of trust and confidence and will be given access to proprietary and confidential and privileged information regarding the business, operations, assets and trade secrets of Employer, including but not limited to, access to vendor identity, pricing, sales techniques, customer identification, contact with customers and potential customers and the like;

WHEREAS, Employee understands and acknowledges that Employer has expended and will continue to expend substantial amounts of time and money to develop Employer’s unique manner of offering these products and services, as well as advertising, distribution and other relationships in furtherance of its unique marketing approach, which techniques and information Employee agrees constitute trade secrets, the sole property of Employer;

WHEREAS, Employee has agreed to continue his employment by Employer, and Employer is willing to continue to employ Employee, on the terms, covenants, and conditions set forth in this agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employer and Employee covenant and agree as follows:

EMPLOYER:___   EMPLOYEE:___

NATURE OF EMPLOYMENT
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1.              During the Term of this Agreement (as hereinafter defined), the Employer shall employ Employee as the President and Chief Executive Officer of Employer and Employee does accept and agree to such hiring and employment. Subject to the supervision and pursuant to the orders, advice, and directions of Employer, Employee shall act subject to the direction and control of the Employer’s Board of Directors, have general supervision, direction and control of the operations of the Employer, and shall perform such other duties as are customarily performed by one holding such position in other similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.

2.              Employee agrees to follow the terms, rules and regulations established for publicly traded companies or other federal, state and governmental authorities establishing the same or similar guidelines unless otherwise notified.

MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES
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3.              Employee agrees to perform, at all times faithfully, industriously, and to the best of his ability, experience, and talent, all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the satisfaction of Employer. Such duties shall be rendered at the Employer’s principal executive offices and at such other place or places as Employer shall in good faith require or as the interests, needs, business, and opportunities of Employer shall require or make advisable.

DURATION OF EMPLOYMENT
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4.              The term (the “Term”) of this Agreement shall be for a period of three years, commencing on October 1, 2012, subject, however, to prior termination as provided below.

PAYMENT AND REIMBURSEMENT
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5.              Employer shall pay Employee and Employee agrees to accept from Employer, in full payment for Employee's services under this Agreement, compensation as follows:

A.           Base annual gross salary of $130,000 per year payable in bi-monthly installments during the Term hereof, less applicable federal and state deductions.  There will be annual compensation review during Term of agreement.

B.           Stock awards maybe made during Term of agreement at the discretion of the Employer’s Board of Directors.

EMPLOYER:___   EMPLOYEE:___

C.              A $300.00 per month car allowance shall be paid to the Employee

6.           Employer shall provide medical, dental and ophthalmic benefits to Employee and family pursuant to the same plans or programs presently and/or offered to its employees subject to the general eligibility and participation provisions set forth in such plans or programs, as offered by the Employer from time to time.

7.              Employee shall be entitled to four weeks paid vacation during each twelve-month period of the Term hereof, to be taken at such times as Employer and Employee shall mutually determine and provided that no vacation time shall materially interfere with the duties which Employee is required to render hereunder. Vacation time “may” be carried over from one twelve month period to a succeeding twelve-month period.

8.              Employee shall be entitled to all remaining unpaid salary  from the date of termination though the end of the Term of this Agreement as  severance pay, together with medical insurance benefits and car allowance during the period from the date of termination through the end of the Term of this Agreement if Employee's employment is terminated by the Employer during the Term hereof except  (a) if Employee is terminated for cause or if Employee resigns his position with the Employer, (b) upon the disability of the Employee pursuant to Section 9 hereof, (c) upon Employee’s death, of (d) in the event Employer ceases operations as set forth in Section 14 hereof.

TERMINATION
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9.           Notwithstanding anything in this Agreement to the contrary, Employer has the option to terminate this Agreement in the event that during its Term Employee shall become permanently disabled as the term “permanently disabled” is defined in Section 12 below in which event Employer shall have no further liability hereunder except as set forth in Section 12 hereof.

10.           Such option to terminate this Agreement pursuant to Section 9 hereof shall be exercised by Employer giving notice to Employee by registered mail, addressed to him in care of Employee at 1500 W. Cypress Creek Rd., Suite 411, Fort Lauderdale, FL, FL 33309, or at such other address as Employee shall designate in writing, of its intention to terminate this Agreement on the last day of the month during which such notice is mailed, and on the giving of such notice this Agreement and the Term of this Agreement come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if that day were originally set forth as the termination date.

11.           For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any period of 12 calendar months commencing on the 1st day of October 1, 2012 and terminating on the 30th day of September, of the following year during the Term of this Agreement.

EMPLOYER:___   EMPLOYEE:___

12.              For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled if, during any year of the Term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties under this contract for 90 consecutive days, or if, during any year of the Term of this Agreement, he shall have been unable or unwilling or have failed to perform his duties for a total period of 90 days, either consecutive or not. In such a case Employee will be granted a one year disability severance beginning on the 31st day and continue in effect paid bi-monthly.

13.              In the event of Employee's death during the Term hereof, this Agreement and all of Employee's rights hereunder shall be deemed terminated except that Employer shall pay to Employee's estate any unpaid base salary and car allowance through the date of Employee's death along with twelve months severance pay, an amount equal to compensation for unused vacation days that have accumulated during the twelve month period in which the termination occurs, and the right to exercise any outstanding stock options on behalf of the deceased in accordance with the original terms of such options.

14.              Notwithstanding anything in this Agreement to the contrary, in the event that Employer shall discontinue operating its business then this Agreement will terminate as of the last day of the month in which Employer ceases operations with the same force and effect as if that day were originally set forth as the termination date of this Agreement and neither party shall have any further liability hereunder.

15.              Employer shall at all times have the right, upon written notice to Employee, to terminate Employee's employment hereunder, for cause. For purposes of this Agreement, the term "cause" shall mean:

A.              an action or omission of the Employee which constitutes a willful and material breach of this Agreement, which is not cured within thirty (30) days after receipt by the Employee of written notice of same or, if such breach is not capable of cure within such thirty day period, if the Employee has not commenced diligently to cure such breach in the shortest time possible;

B.           fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder;

C.           conviction of any crime, which involves dishonesty or a breach of trust;

D.           negligence in connection with the performance of the Employee's duties hereunder; or

E.           the material and willful or knowing failure or refusal (other than as a result of a disability) by Employee to perform his duties hereunder. Upon and termination pursuant to this Section, Employer shall have no further liability hereunder.

EMPLOYER:___   EMPLOYEE:___

16.              In the event Employee resigns from his employment during the Term hereof, Employee may exercise his vested stock options pursuant to their terms.  Otherwise, Employer shall have no further liability hereunder.

DEVOTION BY EMPLOYEE OF FULL TIME TO BUSINESS
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17.              Employee shall devote all his time, attention, knowledge, and skill solely and exclusively to the business and interest of Employer, and Employer shall be entitled to all of the benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of Employee, and Employee expressly agrees that during the Term of this Agreement he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Employer’s business or any allied trade.

PREFERRED STOCK
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18.              Immediately following the execution of this Agreement by the Parties, Employer shall issue to Employee 50,000 shares of its Series A preferred stock, the designations, rights and preferences of which are set forth on Exhibit A attached hereto an incorporated herein by such reference.  Upon such issuance, such shares shall be fully paid and non-assessable.

RESTRICTIVE COVENANTS
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19.              At all times while Employee is employed by Employer, and for a two year period after the termination of Employee's employment with Employer for any reason, the Employee shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with Employer (or any entity which controls, is under common control with or is controlled by Employer).

20.              Employee shall not at any time divulge, communicate, use to the detriment of Employer or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of Employer.

21.              Any Confidential Information or other proprietary data now or hereafter acquired by Employee with respect to the business of Employer (which shall include, but not be limited to, information concerning Employer financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of Employee that is received by employee in confidence and as a fiduciary, and Employee shall remain a fiduciary to Employer with respect to all of such information.

EMPLOYER:___   EMPLOYEE:___

22.              For purposes of this Agreement, "Confidential Information" means information disclosed to Employee or known by Employee as a consequence of or through his employment by Employer (including information conceived, originated, discovered or developed by Employer) prior to or after the date hereof, and not generally known, about Employer or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict Employee from disclosing Confidential Information to the extent required by law.

23.              All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee during the course of performing work for Employer or its clients (collectively, the "Work Product") shall belong exclusively to Employer and shall, to the extent possible, be considered a work made by Employee for hire for Employer with the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by Employee for hire for Employer, Employee agrees to assign, and automatically assign at the time of creation of the work product, without any requirement of further consideration, any right, title, or interest that Employee may have in such Work Product. Upon the request of Employer, Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

24.              All books, records, and accounts relating in any manner to the customers or clients of Employer, whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of Employer and shall be returned immediately to Employer on termination of Employee's employment hereunder or on Employer’s request at any time.

25.              Solely for purposes of this Agreement, the term "Employer" also shall include any existing or future subsidiaries of Employer that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with Employer during the periods described herein.

26.              Employee acknowledges and confirms that (a) the restrictive covenants contained in this Agreement are reasonably necessary to protect the legitimate business interests of Employer, and (b) the restrictions contained in this Agreement (including without limitation the length of the term of the restrictive covenant provisions of this Agreement) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Employee acknowledges and confirms that his special knowledge of the business of Employee is such as would cause Employer serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Employer in violation of the terms of this Employee further acknowledges that the restrictions contained in this Agreement are intended to be, and shall be, for the benefit of and shall be enforceable by, Employer’s successors and assigns.

EMPLOYER:___   EMPLOYEE:___

27.              In the event that a court of competent jurisdiction shall determine that any provision of this Agreement is invalid or more restrictive as permitted under the governing law of such jurisdiction, then only as to enforcement of this Agreement within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

28.              If Employee shall be in violation of any provision of this Agreement, then each time limitation set forth in this Agreement shall be extended for a period of time equal to the period of time during which such violation or violations occur. If Employer seeks injunctive relief from such violation in any court, then the covenants set forth in this Agreement shall be extended for a period of time equal to the pendency of such proceeding including all appeals by Employee.

29.              It is recognized and hereby acknowledged by the parties hereto that a breach by Employee of any of the covenants contained in this Agreement will cause irreparable harm and damage to Employer, the monetary amount of which may be virtually impossible to ascertain. As a result, Employee recognizes and hereby acknowledges that Employer shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Agreement by Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies Employer may possess.

ARBITRATION
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30.              Except as may be limited as a matter of law, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Fort Lauderdale, FL in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the losing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration of all remaining issues.

EMPLOYER:___   EMPLOYEE:___

ASSIGNMENT
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31.              Employee shall not have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

GOVERNING LAW
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32.              This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the laws of the State of Florida. Venue for any action brought hereunder shall be in Broward County, Florida and the parties hereto waive any claim that such forum is inconvenient.

ENTIRE AGREEMENT
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33.              This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between Employee and Employer (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both Parties.

NOTICES
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34.              All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three days after deposit in the U.S. mail. Notice shall be sent  (i) if to Employer, addressed to 1500 W. Cypress Creek Rd., Suite 411, Fort Lauderdale, FL 33309 and (ii) if to Employee, to his address as reflected on the payroll records of the Employer, or to such other address as either Party hereto may from time to time give notice of to the other.

BENEFITS; BINDING EFFECT
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35.              This Agreement shall be for the benefit of and binding upon the Parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to Employer, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

EMPLOYER:___   EMPLOYEE:___

SEVERABILITY
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37.              The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on there being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid work or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area, which would cure such invalidity.

WAIVERS
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37.              The waiver by either Party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

DAMAGES
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38.              Nothing contained herein shall be construed to prevent Employer or Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto files for arbitration or brings suit for the collection of any damages resulting from, or to enjoin any action constituting, a breach of any of the terms or provisions of this Agreement, then the Party found to be at fault shall pay all reasonable court or arbitration costs and attorneys’ fees of the other including legal fees and costs incurred prior to the filing of any action or arbitration.

NO CONSTRUCTION AGAINST DRAFTER
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39.              This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the drafting hereof.

NO THIRD PARTY BENEFICIARY
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40.              Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than Employer, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

EMPLOYER:___   EMPLOYEE:___

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

RedFin Network, Inc.

By:  /s/ Michael Fasci
Michael Fasci, Chief Financial Officer

/s/ Jeffrey L. Schultz
Jeffrey L. Schultz

EMPLOYER:___   EMPLOYEE:___

EXHIBIT A

Series A Preferred Stock

1.           Stated Value.  The stated value of the Series A Preferred Stock shall be $0.001 per share.

2.           Dividends.  The holders of Series A Preferred Stock shall have no rights to receive dividend distributions or to participate in any dividends declared by the corporation to or for the benefit of the holders of its Common Stock.

3.           Conversion.  The shares of Series A Preferred Stock are not convertible into or exchangeable for any other security of the corporation.

4.           Redemption.  The Series A Preferred Stock is not redeemable without the prior express written consent of the holders of a the majority of the voting power of all then outstanding shares of such Series A Preferred Stock.  In the event any shares of Series A Preferred Stock shall be redeemed pursuant to this section, the shares so redeemed shall automatically be cancelled and returned to the status of authorized but unissued shares of Preferred Stock.

5.           Voting Rights. Each share of Series A Preferred shall entitle the holder thereof to One Thousand (1,000) votes, and with respect to such vote, shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock and any other series of Preferred Stock then outstanding, with respect to any question or matter upon which holders of Common Stock the have the right to vote at a meeting of stockholders called for such purposes or upon written consent of the action by the stockholders of the corporation.  Series A Preferred shall also entitle the holders thereof to vote the shares as a separate class as set forth herein and as required by law.  In the event of any stock split, stock dividend or reclassification of the corporation's Common Stock, the number of votes which attach to each share of Series A Preferred shall be adjusted in the same proportion as any adjustment to the number of outstanding shares of Common Stock.

6.           Liquidation, Dissolution, Winding-Up.  In the event of the liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred then outstanding shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, an amount equal to $0.001 per share.

7.           Protective Provisions.  So long as any shares of Series A Preferred are outstanding, this corporation shall not without first obtaining the written approval of the holders of at least a majority of the voting power of the then outstanding shares of such Series A Preferred Stock (i) alter or change the rights, preferences or privileges of the Series A Preferred, or (ii) increase or decrease the total number of authorized shares of Series A Preferred Stock.

8.           No Preemptive Rights.  No holder of the Series A Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class.

EMPLOYER:___   EMPLOYEE:___

A1

9.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Amendment shall be cumulative and in addition to all other remedies available under this Certificate of Amendment, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the corporation to comply with the terms of this Certificate of Amendment.

10.           Specific Shall Not Limit General.  No specific provision contained in this Certificate of Amendment shall limit or modify any more general provision contained

EMPLOYER:___   EMPLOYEE:___
A2